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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                          ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                JANUARY 29, 2007

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                          DIGITALFX INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                                     FLORIDA
         (State or other Jurisdiction of Incorporation or Organization)

              0-27551                                65-0358792
       (Commission File Number)          (IRS Employer Identification No.)

                                3035 EAST PATRICK LANE
                                       SUITE #9
                                 LAS VEGAS, NV 89120
                (Address of Principal Executive Offices and zip code)

                                  702-938-9300
                             (Registrant's telephone
                          number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On January 29, 2007, VMdirect, L.L.C., a Nevada limited liability company and one of the Registrant's wholly-owned subsidiaries ("VMdirect"), entered into an Amended and Restated License, Hosting and Services Agreement (the "Amended Agreement") with RazorStream LLC ("RazorStream"), a Nevada limited liability company that is majority owned by the Registrant's majority shareholder, VM Investors, LLC, which is in turn owned by, among others, Craig Ellins and Amy Black, the Registrant's Chief Executive Officer and President, and VMdirect's President, respectively. The Amended and Restated License, Hosting and Services Agreement amends and restates the Licensing, Hosting and Services Agreement effective May 1, 2005, between VMdirect and RazorStream.

     Pursuant to the terms of the Amended Agreement, RazorStream will provide hosting, maintenance and support services for each individual website operated by VMdirect or any third party authorized by VMdirect. While the initial term of the Amended Agreement ends on January 15, 2008, the Amended Agreement remains operative thereafter unless terminated by either party upon 60 days prior written notice. Under the terms of the Amended Agreement, for each individual website operated by VMdirect or any third party authorized by VMdirect, RazorStream (a) charges VMdirect $5 per new subscriber account exceeding 20,000 accounts (purchasable in 20,000 account increments); (b) is entitled to (1) ten percent (10%) of VMdirect's total gross revenue from all active subscriber accounts billed at $25.00 or more per month total gross subscription, with a minimum amount of $3 per each such subscriber account per month, (2) terms to be mutually agreed upon by the parties for all subscriber accounts billed at less than $25.00 per month, and (3) terms to be mutually agreed upon by the parties for all advertising-based "free" subscriber accounts, provided, however that such terms will provide for a minimum amount of $0.25 per each such subscriber account per month; and (c) effective February 1, 2007, is entitled to a minimum guarantee of $50,000 per month that is non-refundable but that will be credited against the above fees. VMdirect may, from time to time, pay RazorStream for non-recurring engineering fees at a rate of $200 per hour. The fees above apply independently to each individual website operated by VMdirect or any third party authorized by VMdirect, and no fees charged with respect to any individual website, and no subscriber account applied with respect to any individual website, shall be aggregated with any fees or subscriber accounts, respectively, applied to any other website.

     The Amended Agreement also provides VMdirect with a non-exclusive, royalty-free, worldwide, perpetual license to use and otherwise exploit the technology described an exhibit to the Amended Agreement, including in source code format, any corrections, modifications and custom enhancements thereto, and any interfaces necessary for and documentation related to the technology's functionality. The license portion of the agreement is available whether or not RazorStream provides its services under the agreement, and applies to each individual website operated by VMdirect or any third party authorized by VMdirect.

     On January 29, 2007, each of DigitalFX Networks, LLC ("DigitalFX Networks"), a Nevada limited liability company and wholly-owned subsidiary of the Registrant, and DigitalFX Solutions, LLC ("DigitalFX Solutions"), a Nevada limited liability company and wholly-owned subsidiary of the Registrant, entered into a License, Hosting and Services Agreement with RazorStream. The License, Hosting and Services agreements for each of DigitalFX Networks and DigitalFX Solutions have substantially the same terms as the Amended Agreement and apply to each individual website operated by each of DigitalFX Networks and DigitalFX Solutions and any third party authorized by each of DigitalFX Networks or Digital FX Solutions, respectively.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, DigitalFX International, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DIGITALFX INTERNATIONAL, INC.

Date:  February 2, 2007     By:  /s/ Craig Ellins
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                                 Craig Ellins
                                 Chairman, Chief Executive Officer and President


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